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Coeur Mining, Inc. NYSE:CDE

M&A Call

Monday, November 3, 2025 1:00 PM GMT

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Contents

Table of Contents

Call Participants	..................................................................................	3

Presentation	..................................................................................	4

Question and Answer	..................................................................................	8

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

Call Participants

EXECUTIVES

Mitchell J. Krebs
President, CEO & Chairman
Coeur Mining, Inc.

Patrick Godin
CEO, President & Director
New Gold Inc.

ANALYSTS

Eric Winmill
Scotiabank Global Banking and
Markets, Research Division

John Charles Tumazos
John Tumazos Very Independent
Research, LLC

Lawson Winder
BofA Securities, Research Division

Wayne Lam
TD Cowen, Research Division

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

Presentation

Operator

Good morning, and welcome to the Coeur Conference Call announcing the acquisition of New Gold. [Operator Instructions] Please note this event is being recorded. I would now like to turn the conference over to Mitch Krebs, President and CEO. Please go ahead.

Mitchell J. Krebs
President, CEO & Chairman

Good morning, everybody, and thanks for joining the call to discuss the transaction we announced earlier today. It’s my absolute pleasure to have Pat Godin, New Gold’s President, CEO and Director, on the call with me.

Before kicking off, I just want to quickly point out our cautionary language regarding forward-looking statements shown on Slide 2 in our slide deck and refer you to our SEC filings on our website.

This combination creates the industry’s only all North American senior precious metals mining company with an unrivaled production, cash flow and liquidity profile. The rationale is clear and compelling, and it provides tremendous benefits for both sets of shareholders that we look forward to highlighting on today’s call.

When Pat and I first met about 2.5 years ago and talked about how M&A factored into our thinking, we both said we were only looking for opportunities that could make our companies better faster than we could on our own. We also both agreed that successful transactions are about people, about bringing together companies with similar cultures and forming a stronger, deeper and more resilient team and creating opportunities for them to develop and to unlock value for shareholders over time. And we believe this transaction achieves both of these principles.

We see right now as a unique window of opportunity to be bold to take advantage of the current macro environment and to leverage what our 2 companies have worked to put in place over the last several years and create a one-of-a-kind North American precious metals mining powerhouse like this.

Turning to Slide 4. This transaction results in a $20 billion U.S.-based precious metals producer with lower costs, higher margins and over 80% of its revenue coming from the U.S. and Canada. It will be one of the world’s top 10 largest precious metals companies, and it will remain a top 5 global silver producer.

On a combined basis, the transaction is expected to catapult 2026 EBITDA to approximately $3 billion and free cash flow to approximately $2 billion, resulting in a sector-leading free cash flow yield and a rapidly growing cash balance. That cash can be reinvested in a wide range of organic growth opportunities, including the K Zone at New Afton, brownfields exploration at Rainy River and across all of our existing operations in the U.S., Mexico and Canada.

We see the scale and quality of the combined company leading to a potential investment-grade credit rating, higher levels of capital returns to our stockholders and provide investors with some of the sector’s best trading liquidity. And as an American company, we’re uniquely positioned to be added to key major U.S. indexes that can further enhance that liquidity. Without a doubt, this transaction makes Coeur a stronger, more resilient company and importantly, is per share accretive for our stockholders across all key metrics.

Slide 5 highlights how New Gold’s 2 growing high-quality Canadian mines are an ideal complement to Coeur’s 5 operations. Together, these 7 operations are expected to produce approximately 20 million ounces of silver, 900,000 ounces of gold and 100 million pounds of copper or approximately 1.25 million gold equivalent ounces next year. As I mentioned, over 80% of the combined company’s 2026 revenue will be generated from U.S. and Canadian operations, while the pro forma revenue split by metal highlights the heavy gold and silver weighting of the combined company, along with a small but meaningful exposure to copper. We’ll continue to operate our headquarters here out of Chicago, and we’ll maintain New Gold’s Toronto office, along with a small office we’ve had in Vancouver dating back to 2017.

Before turning the call over to Pat, I just want to congratulate him and the entire New Gold team for what they’ve accomplished over the past several years. New Gold’s talented and highly experienced Canadian team also deserves special recognition for advancing the company to where it is today. New Gold’s strong culture of safety and commitment to excellence is evident throughout the organization and is a direct reflection of Pat’s impact and leadership. And we look forward to working together to combine our 2 teams to help lead this exciting new company going forward.

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

Pat, over to you.

Patrick Godin
CEO, President & Director

Thanks, Mitch, and good morning, everyone. I’m very proud of where New Gold stands today. We are driven by strong common values. The courage to care culture is embedded in our behaviors. We built our reputation as a miner of choice quarter after quarter. We are a growing producer, and we are operating from a base of 2 long-life mines in one of the best mining jurisdictions.

Last week’s third quarter results underscore the progress we have made and the sustained growth profile ahead of us. In talking with our management team and Board about what next chapter of the New Gold story will be, we came to a consensus that combining with Coeur was the best transaction for New Gold shareholders and for our 2 operations for several reasons as mentioned on Slide 6. It provides an immediate and attractive premium over our current share price, consistent with numerous recent transactions in the sector. Coeur’s portfolio of 5 mines is hitting its stride precisely at the time that ours have, representing very compelling upside in our combined asset base.

Given the New York Stock Exchange listing, index inclusion and tremendous trading liquidity, we become part of a unique platform with a sterling track record of safety and environmental compliance as recognized by the MSHA as the safest U.S. mining company over the last 3 years. Being part of a resilient and durable multi-asset companies with Coeur’s existing operational footprint results in a robust North American producer with the size and scale to unlock further value in the 2 operations and benefits shareholders in the current strong market environment.

Given these opportunities and the mutually beneficial characteristic that Mitch previously mentioned, we see potential for a re-rate in Coeur share price post transaction. And it creates career development opportunities for my talented colleagues that Mitch referred to a moment ago.

I look forward to joining the Coeur Board to support the integration and transition of New Afton and Rainy River into Coeur. I’m also looking forward to helping surface additional value to Coeur’s operation and projects.

I will now pass the call back to Mitch.

Mitchell J. Krebs
President, CEO & Chairman

Thanks, Pat. Slide 7 summarizes the key transaction details. As disclosed in this morning’s release, Coeur will acquire all of the outstanding common shares of New Gold via a plan of arrangement. New Gold shareholders will receive 0.4959 Coeur shares for each New Gold share, implying a total equity value of approximately $7 billion. This represents a 16% premium based on New Gold’s closing share price last Friday.

Upon completion, existing Coeur and New Gold shareholders will own approximately 62% and 38% of the combined company, respectively. Regarding shareholder votes, the transaction requires a 66 and 2/3% shareholder approval from New Gold and majority approval from Coeur stockholders. Shareholder meetings are expected to be held in the first quarter of next year, and the transaction is expected to close in the first half of 2026. The transaction is subject to customary deal protections that are highlighted on Slide 7 as well as to applicable stock exchange and regulatory approval and the satisfaction of certain other customary closing conditions.

I’ll take just a couple of minutes to quickly review New Gold’s 2 operations and how they make Coeur not just a bigger company, but a significantly better one. Starting on Slide 8. New Afton is a highly prospective low-cost gold and copper underground mine located in British Columbia that’s been in operation for the last 13 years and adds significant free cash flow and multiyear growth to our current profile. New Afton’s location makes it one of the best assets in Canada, and we’re excited to add this world-class mine to our portfolio. Development of the C-Zone has ushered in a new growth phase at New Afton, as shown in the bottom right of the slide. And with the ongoing exploration success at the K-Zone, we see significant potential to meaningfully extend New Afton’s mine life.

Turning to Rainy River in Ontario on Slide 9. This large-scale open pit and underground gold mine with a 25,000 ton per day mill adds an additional linchpin to Coeur’s gold production profile with expected production of around 340,000 ounces in 2026. Rainy River reported record quarterly results last week, including over $200 million of free cash flow in the quarter, which reflected the ongoing ramp-up of underground mining activities to supplement open pit operations, which reminds us of a similar transition that took place at our Palmarejo mine several years back. We’re impressed with the vast underground -- underexplored land package along with other exploration potential, both at surface and underground at Rainy River, and we look forward to accelerating the level of exploration investment there.

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

As you can see on Slide 10, these 2 operations position New Gold as one of Canada’s largest and lowest cost producers. This really is the proof in the pudding when we talk about only getting bigger if it makes us much better.

Looking at Slide 11, you can see just how well the 2 companies fit together to become such a powerhouse. The $20 billion combined market capitalization places the company in a unique and leading position and will provide investors with some of the best liquidity in the sector. I mentioned the significant combined production profile and the overall cost and margin profile is dramatically enhanced. You can see in this table how our 2026 cost per ounce are expected to decline by double digits as a result of this transaction.

I’ve also mentioned the EBITDA and free cash flow profile, but I want to point out the free cash flow per share metric on this table, which shows accretion of approximately 40%. And finally, from a balance sheet perspective, both companies reported strong third quarter results last week with record free cash flow and growing cash balances. These themes are expected to continue, leading to a net cash position at closing and a rapidly growing cash balance looking ahead.

Slide 12 highlights how each company is in the early stages of generating significant cash flow after several years of heavy investment. Our recent and expected cash flow profiles are similar and together represent a true step change. In the case of Coeur, it was only 2 short years ago that our EBITDA was $142 million and our free cash flow was negative $297 million. Even compared to our expected EBITDA of over $1 billion and free cash flow of approximately $550 million this year, the combined cash flow over the next couple of years represents a massive increase.

Slides 13 and 14 demonstrate the leapfrog effect of the addition of New Gold to Coeur compared to peers, moving us to the front of the pack in terms of production, market cap, EBITDA and free cash flow and positioning the combined company as an attractive alternative for investors looking for high-quality North American precious metals exposure.

Importantly, as Slide 15 highlights, Coeur will retain its status as one of the world’s largest producers with expected 2026 silver production of about 20 million ounces. In addition to the sheer number of production ounces, silver will represent over 30% of the value of our total reserves, which is in line with other traditional silver peers. Two of the many benefits of this transaction are the larger scale it creates and the expanded presence in British Columbia will have with the addition of New Afton. Both of these factors can help us advance our high-grade Silvertip critical minerals project and its large and growing silver resource in Northern BC in the future.

Slide 16 highlights the impact of adding New Gold’s lower-cost assets to our overall positioning on the global cost curve. Going forward, Coeur will be much more resilient and much better positioned throughout the cycle. And together with the strong combined balance sheet, can not only make money but can actually be opportunistic during low price environments rather than simply fighting to survive them.

Slide 17 pulls together several of the key benefits of this combination that Pat and I have mentioned this morning. We think these attributes translate into strong re-rate potential based on how the combined company benchmarks against peers. On the right side of this slide, you can see the peer-leading free cash flow yield of around 10%, which helps support the case for this upside potential.

We’ve also both mentioned trading liquidity, and Slide 18 shows how Coeur is expected to be among the most liquid names in the sector. As a U.S. listed U.S. domiciled large-cap precious metals producer, our trading volume should appeal to institutional investors of any size and could be further enhanced by being added to key major U.S. indexes. Also, we plan to seek a TSX listing post closing.

Slide 19 summarizes some of the value we feel we can bring to New Gold’s operations to unlock their full potential. I mentioned our Palmarejo experience earlier, and we have a long track record operating and optimizing underground operations that we look forward to leveraging at New Afton and Rainy River. Similarly, we’ve invested heavily in exploration over the past 5 years, which has successfully and meaningfully grown our reserves and resources and extended our mine lives. Maintaining this commitment to drilling across a wide range of opportunities within this larger platform can unlock significant value and help to further increase our ROIC over time.

We’re honored that the New Gold team is entrusting us to uphold the responsible stewardship of these 2 proudly Canadian operations. Our experience at Silvertip has helped establish deep roots at all levels of government and among important stakeholders across the country. We enjoy strong relationships with First Nations at Silvertip, and we take very seriously the high standards of conduct necessary to operate safely and responsibly. We look forward to maintaining New Gold’s head office in Toronto as part of our robust commitment to Canada.

Slide 21 summarizes our shared priorities and values that will carry forward regarding health and safety, protecting the environment and maintaining meaningful partnerships and having a positive impact in the communities where we operate.

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

And just to close out on Slide 22, hopefully, you’ll take away from this call the strong underlying rationale for this transaction and the many benefits it provides both sets of shareholders. We’re excited to be creating a company that doesn’t exist in the industry and to be doing it at such an exciting and opportune time. This transaction will result in a truly better, more relevant and more resilient company, which is what investors have been asking for and what we’ve been pursuing with our recent initiatives, including the recent Rochester expansion, elevated levels of investment in exploration and the transformative SilverCrest transaction we completed earlier this year.

With that, let’s go ahead and open it up for questions.

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

Question and Answer

Operator

[Operator Instructions] The first question comes from Wayne Lam with TD Securities.

Wayne Lam
TD Cowen, Research Division

Congratulations on the transaction. Maybe just wondering in terms of opportunities that you had evaluated over the past year, just wondering why this one made the most sense. And maybe a comment in terms of timing given you guys had just completed the SilverCrest transaction earlier this year.

Mitchell J. Krebs
President, CEO & Chairman

Wayne, good question. Thanks. Just in terms of other opportunities, I mentioned that Pat and I have been talking for over 2.5 years. Last year, we decided to pivot to SilverCrest just given there was a window of opportunity and the timing associated with that opportunity, which, as you mentioned, we closed in February of this year, and then we kind of pivoted back to Pat and the New Gold team.

We’ve always seen this as a really interesting and unique combination to add 2 high-quality Canadian assets into our portfolio, what it does for the combined company and that cash flow profile and to be able to do it on an accretive basis, you really can’t find opportunities out there. We have pretty stringent M&A filters and New Gold is the one that checks all of the boxes. And so that’s why we’ve had this opportunity really on our radar screen going back now over 2.5 years.

Wayne Lam
TD Cowen, Research Division

Okay. Great. And then maybe just wondering how you guys viewed the Rainy River asset within the context of the broader portfolio given the shorter mine life there?

Mitchell J. Krebs
President, CEO & Chairman

Yes, sure. I mean I mentioned the third quarter, I think, was a great indication of just how far Pat and the team have come with transitioning and repositioning Rainy River with over $200 million of free cash flow just in the third quarter. I think the reserve mine life right now is out to 2023. There’s been a lot of work that’s gone in to get Rainy River to where it is today. And the one thing that only now is really starting up is the exploration focus, and that’s something we’re excited to come in and carry on and in fact, accelerate. We see a lot of potential there. It’s still early days, both at surface and underground and then on that large package -- land package that they have.

So I think there’s a lot going on there at Rainy River between the transition from open pit to underground over the next few years. And I think another evolving chapter there now will be on the exploration front as we increase and sustain a higher level of investment there in exploration.

Wayne Lam
TD Cowen, Research Division

Okay. Great. And then maybe just last one. How should we think about Silvertip here still in the pipeline? And do you view potential for divestment of some of the other gold assets like Wharf or Kensington? And then just given the strong free cash flow profile, are you going to look to further deploy that cash following this transaction?

Mitchell J. Krebs
President, CEO & Chairman

Yes. Let’s see. On the kind of non-core question, at this point, we look at every asset that we have as being strong contributors. We’ve gotten really over the hump at Kensington. That’s one that needed a fair amount of investment to get to where it is now, a solid free cash flow contributor. Wharf just continues to give -- I think we’re over now $500 million of free cash flow since we acquired Wharf for $100 million back in 2015, and we’re looking to the end of this year there at Wharf to hopefully deliver a meaningful increase in the mine life at Wharf. So each of our assets, I think, is contributing. And so we can get past closing and integration, and then we can always look at the portfolio and assess. But right now, we like the composition of the portfolio that we have. It’s a great balance.

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

Silvertip, yes, I think -- and I tried to allude to it in the comments, obviously, having a larger platform, having a bigger presence in BC, those are both things that could be additive to Silvertip as we continue to evaluate that high-grade polymetallic critical minerals project with a hefty silver component up there in Northern British Columbia. Probably doesn’t change the timing. We still have drilling. We still have project stage gates around completing an initial assessment. And if that’s attractive, moving on to the next phase of a PFS and if that’s successful, et cetera, et cetera. So I think Silvertip is still sort of that longer-term option for that next leg of growth, but it probably puts us in a better position from a capacity standpoint to be able to take that on when the timing is right, assuming there’s an economically viable project there.

And then return of capital. Yes. I think, yes, that’s one of the attributes that really attracted us to this opportunity. This company on a combined basis, whether you look at spot prices or you look at consensus prices, is going to be literally accumulating billions of dollars of cash over the next several years. There are some great places to allocate that capital back into the business. So we mentioned the K-Zone. That’s a significant driver of future growth and likely worthy of investment. The exploration, I mentioned at Rainy River, but throughout our portfolio, we’ve got a lot of brownfield exploration potential at places like Palmarejo, Kensington, at Las Chispas. We’ll continue to deploy capital into those high-return opportunities.

And then as cash builds up, we will definitely be talking to our Board post closing about how do we return capital, a higher amount, maybe in a more sustained way and what the alternatives are there to have a robust capital return policy back to stockholders.

Operator

The next question comes from Lawson Winder with Bank of America Securities.

Lawson Winder
BofA Securities, Research Division

Patrick, a question directed more towards you, I think. Just looking at Slide 11, which does a great job of highlighting some of the benefits of this transaction and some of the high-quality assets in both of the portfolios. But one thing that jumps out is the market capitalization of Coeur is about 2x New Gold. While New Gold and Coeur Mining have about the same gold equivalent production. So Coeur has about 644,000 ounces next year. You guys have about 598,000. I mean, so the 2 companies look rather comparable. I guess the question on my mind is like why sell now when -- this slide strongly argues for a doubling in New Gold’s market cap from here as a stand-alone company?

Patrick Godin
CEO, President & Director

Thank you for the question. So it’s pertinent. So the fact is on the short term is right now, but we look in the long term, too. So we are at the inflection point to execute C-Zone and to complete also the development of Rainy River. And we are now seeing more bigger scale. And we look at different opportunity with that and believe that the combination with Coeur is the best next step for New Gold based on their mine life, too. And we’re getting in scale. We’re diversified. We have a higher quality portfolio, long-life asset and also the where to play was an important factor for us.

And the thing that -- I think the 3 jurisdictions where we’re working in are very attractive, and it will generate a robust free cash flow. So that’s the -- and we diversified the risk on 7 assets, too. So I’m not saying that I’m not used to deal with risk. It’s my job. But 2 assets that are performing is today, it’s excellent. But if you can build that on 7 assets, you can take decision on the long term and make decisions that are in the best interest of the shareholders on the long term. I think it’s the fact that we are adding. We have the benefit. We expose our shareholders to silver. I think that is excellent. The 3 commodities are really very good mix. It’s very accretive. Our shareholders are keeping exposure to copper and gold, but they’re adding silver.

None of the assets -- on the 7 assets, none of -- there are no asset that is more than 25% of the EBITDA -- of the NAV, sorry. So I think it’s excellent. It’s well balanced. And also what is interesting because we did our work on Coeur asset, we really like the assets. So Rochester is having a promising future in terms of exploration. I think and is there for good reason for a long period of time. I was personally really impressed by the quality of the execution, the commitment of people and the future that we can have at Palmarejo and Las Chispas with a low tonnage but high quality and an asset that is having a promising future in terms of exploration.

I think previously, we had a question about Wharf. Wharf is having also -- if you look at the mine life, we’re seeing the potential to extend the mine life of Wharf, and it’s well managed, good discipline and also is a low risk. And also it’s the same for Kensington.

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

So it’s -- I think it’s -- we are bolting 7 mines in great reduction with exploration potential. And I think it’s going to be a really nice platform and derisk for a lot the value for shareholders in the long term.

Lawson Winder
BofA Securities, Research Division

Okay. Understood. Could I ask about looking at New Gold from the point of view of having a critical mineral asset in New Afton. I mean, have you guys had any preliminary discussions with Investment Canada just to get a sense of how they might think about this transaction, particularly vis-a-vis the large copper component at New Afton? And do you perceive any risk around the Investment Canada ruling?

Mitchell J. Krebs
President, CEO & Chairman

Yes, I’ll take that. And Pat, feel free to chime in if I don’t cover anything. We haven’t had any preliminary conversations. We see this -- we’ll submit an application, but we see this as providing multiple benefits to Canada. I mean, with the elevated levels of investment, not only in exploration, but in things like a block K, maintaining the Toronto office, the team, the TSX listing, we see this as in mostly a precious metals through a precious metals lens. But we’ll go through the process. It’s probably the reason why the estimated closing date is in the first half of 2026 because that will probably be the long pole in the tent. But we don’t see there being a significant level of risk associated with Investment Canada Act approval.

Lawson Winder
BofA Securities, Research Division

Okay. And then if I could just push you guys a little bit on the exact timing of the shareholder vote. So you mentioned Q1. I mean, do you have a sense if it would be like January, February, March or even a week within Q1 that you’ve potentially narrowed it down to at this point?

Mitchell J. Krebs
President, CEO & Chairman

And that should be a simple question, [ Lawson ], but then you talked about the government shutdown here in the U.S. and the SEC trying to clear a merger proxy to file and get clear and mail. That’s an added level of complexity, I guess, when thinking about your --an answer to your question. Early in the first quarter would be the goal, but let’s see how quickly we can get through the SEC and mail out a proxy.

Operator

The next question comes from Eric Winmill with Scotiabank.

Eric Winmill
Scotiabank Global Banking and Markets, Research Division

Mitch and Patrick, congratulations on the deal. I think a lot of my questions have been answered. I think a bit of confusion there anyway. So just to follow up quickly on the capital allocation. And obviously, New Gold is set to generate pretty strong free cash flows in the year ahead. Any additional detail in terms of the Coeur side in terms of big capital programs underway? Or is there an ability to pay down debt sooner on the Coeur side?

Mitchell J. Krebs
President, CEO & Chairman

Yes, sure. Coming into this year, debt repayment was definitely that along with closing Silvercrest and integrating Silvercrest. We’re right at the top of our to-do list. We have repaid debt faster, as you might imagine, than planned and have really now gotten to the point where the only thing left on our balance sheet are the [ 5 and 18 ] senior notes. There’s about $300 million of those outstanding. They’re not due until 2029. That’s a pretty low-cost, patient, flexible piece of capital that allocating capital to taking out [ 5 and 18 ] paper is probably not the highest and best use. So we’ll probably just leave those. I mean we’ve been chipping away at a small amount of remaining capital leases. But as we end the year here, and I think last week on our earnings call, I mentioned we expect cash to exceed $500 million by the end of the year.

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

We’ll go into 2026, continuing to build cash, which we think is okay. We’ve lived life the last few years with a pretty lean cash balance as we’ve gone through a lot of this heavy investment. So letting cash build up, then we can get on the other side of the closing of this transaction, and then we can have a good discussion with our Board about allocating that capital.

In terms of big projects, we’re -- like I said, we’ve come out of the heaviest cycle there with the Rochester expansion in particular. We have a few -- we have a leach pad expansion out there at Rochester. We have a tailings dam raise that’s underway up at Kensington, those kinds of things. But otherwise, we’re now getting into this phase of more just of a sustaining CapEx and heavy free cash flow, which is what we’ve been working toward the last 5 years or so.

Eric Winmill
Scotiabank Global Banking and Markets, Research Division

Okay. Fantastic. I really appreciate it. Maybe just one more on deal synergies. Any additional details you could provide there on where you see opportunities for synergies?

Mitchell J. Krebs
President, CEO & Chairman

Yes. This is less about synergies and really more about what these 2 companies together represent and how unique and special of a company this is with the scale, the quality with the U.S./Canada footprint with likely an investment-grade credit profile. This is going to be a much lower risk, higher quality, more resilient business. And so it’s really driven more by that and less about synergies.

In fact, the New Gold team is a critical part of the success of this transaction going forward. When you think about the bring ramping up Block C and then hopefully, future Block K out at New Afton, the transition from open pit to underground at Rainy River. Those teams are -- they’re amazing. They’re experienced, and they’re really critical toward retaining and continuing to deliver on those key priorities at those operations. So it’s more about that and less about synergies.

Operator

[Operator Instructions] the next question comes from John Tumazos with John Tumazos Very Independent Research.

John Charles Tumazos
John Tumazos Very Independent Research, LLC

If you paid all the New Gold debt off next year and all the miscellaneous derivative liabilities, funded reclamation and every wish list for CapEx and exploration on both sides, at current prices, roughly how much cash would you have left over?

Mitchell J. Krebs
President, CEO & Chairman

At current prices, I’ll bet you, you’d still be around that $1 billion ZIP code, John.

John Charles Tumazos
John Tumazos Very Independent Research, LLC

So you got a lot of work to figure out how to spend the money.

Mitchell J. Krebs
President, CEO & Chairman

It’s a high-class problem, but we’ll think of it less as spending and more about investing and how do we prioritize that in a way that feeds the best returns and drives that ROIC that’s gone -- been going up for us. And in the case of New Gold is also one of the peer-leading ROICs. How do we keep moving that in the right direction. And once all of those priorities are funded with what’s left over, how do we most efficiently return that capital back to stockholders.

John Charles Tumazos
John Tumazos Very Independent Research, LLC

I remember meeting Justin Rice and Dennis Wheeler in 1980 in Wallace, Idaho when it was just the Coeur mine, and I’m just pinching myself at 20 million ounces of silver and almost 1 million ounces of gold. Congratulations.

Mitchell J. Krebs
President, CEO & Chairman

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

Thanks John. Yes, those are two names. I appreciate your comment.

Operator

There are no further questions at this time. This concludes our question-and-answer session. I would like to turn the conference back over to Mitch Krebs for any closing remarks.

Mitchell J. Krebs
President, CEO & Chairman

Okay. Well, hey, thanks, everybody, for joining on such short notice, and we look forward to updating you as we move ahead on this transaction and work to deliver the benefits of this exciting combination. So thanks again. Have a great day.

Operator
The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

No Offer or Solicitation
Communications in the news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction)

Important Additional Information
In connection with the Transaction, Coeur and New Gold intend to file materials with the Securities and Exchange Commission (the “SEC”) and on SEDAR+, as applicable) Coeur intends to file a definitive proxy statement on Schedule 14A (the “Proxy S tatement”) with the SEC in connection with the solicitation of proxies to obtain Coeur stockholder approval of (A) the issuance of shares of common stock of Coeur in connection with the Transaction (the “Stock Issuance”) and (B) the amendment of the Coeur certificate of incorporation to increase the number of authorized shares of Coeur common stock (the “Charter Amendment”), and New Gold intends to file a notice of the New Gold shareholder meeting and accompanying management information circular (the “Circular”) with the Toronto Stock Exchange and on SEDAR+ and with the SEC in connection with the solicitation of proxies to obtain New Gold shareholder approval of the Transaction) After the Proxy S tatement is cleared by the SEC, Coeur intends to mail a definitive Proxy S tatement to the stockholders of Coeur) This communication is not a substitute for the Proxy Statement, the Circular or for any other document that Coeur or New Gold may file with the SEC or on SEDAR+ and/or send to Coeur stockholders and/or New Gold shareholders in connection with the Transaction) INVESTORS AND SECURITY HOLDERS OF COEUR AND NEW GOLD ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT AND THE CIRCULAR, RESPECTIVELY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY COEUR AND/OR NEW GOLD WITH THE SEC OR ON SEDAR+, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COEURS, NEW GOLD, THE TRANSACTION, THE RISNS RELATED THERETO AND RELATED MATTERS)

Stockholders of Coeur and shareholders of New Gold will be able to obtain free copies of the Proxy S tatement and the Circular, as each may be amended from time to time, and other relevant documents filed by Coeur and/or New Gold with the SEC or on SEDAR+ (when they become available) through the website maintained by the SEC at www. sec.gov or on SEDAR+ at www.sedarplus.ca, as applicable. Copies of documents filed with the SEC by Coeur will be available free of charge from Coeur website at www.coeur.com under the “Investors” tab or by contacting Coeur’s Investor Relations Department at (312) 489-5800 or investors@coeur.com. Copies of documents filed with the SEC or on SEDAR+ by New Gold will be available free of charge from New GoldO s website at www.newgold.com under the “Investors” tab or by contacting New Gold’s Investor Relations Department at invest@newgold.com.

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

Participants in the Solicitation
Coeur, New Gold and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Coeur stockholders and New Gold shareholders in connection with the Transaction. Information regarding the executive officers and directors of Coeur is included in its definitive proxy statement for its 2025 annual meeting under the headings “Proposal No. 1 - Election of Directors”, “Information about our Executive Officers”, “Compensation Discussion and Analysis”, and “Director Compensation”, which was filed with the SEC on April 2, 2025 and is available at https; //www. sec. gov/ix?doc=/Archives/edgar/data/000021 5466/0001 1 40361 2501 1 870/ny20041 389x1 _def1 4a. htm. Information regarding the directors and certain executive officers of New Gold’s is included in its information circular and proxy statement for its 2025 annual meeting under the headings “Compensation of Executive Officers and Directors” and “Compensation Discussion and Analysis”, which was filed on SEDAR+ on March 21 , 2025 and is available at https://www.sedarplus.ca/csaparty /records/document.html?id=830b181741852e3fbae8f0bbde1c5d1322916fbc490192f57cd368 fe27d666af. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Proxy S tatement, the Circular and other materials when they are filed with the SEC or on SEDAR+ in connection with the Arrangement. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Note to U.S. Investors
Coeur’s public disclosures are governed by the U. S . Securities Exchange Act of 1 934, as amended, including Regulation S-K 1300 thereunder, whereas New Gold discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in Canada’s National Instrument 43-101. Although S-K 1300 and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by New Gold prepared in accordance with NI 43-101 may not be comparable to similar information made public by companies, including Coeur, subject to S-K 1300 and the other reporting and disclosure requirements under the U. S . federal securities laws and the rules and regulations thereunder. The scientific and technical information concerning Coeur’s mineral projects in this communication have been reviewed and approved by a “qualified person” under Item 1300 of SEC Regulation S-K, namely Coeur’s Vice President, Technical Services, Christopher Pascoe. New Gold’s “qualified person” under NI 43-101 for this communication is Travis Murphy, Vice
President, Operations who has reviewed and approved its contents.

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

Forward-Looking Statements and Cautionary Statements
Certain statements in this press release concerning the proposed Transaction, including any statements regarding the expected timetable, the results, effects, benefits and synergies of the Transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Coeur’s or New Gold’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if, ” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include, but are not limited to, statements regarding Coeur- s or New Gold’s plans and expectations with respect to the proposed Transaction and the anticipated impact of the proposed Transaction on the combined company- s results of operations, financial position, growth opportunities and competitive position, including maintaining current Coeur and New Gold management, strategies and plans and integration. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of New Gold may not approve the Transaction or stockholders of Coeur may not approve the Stock Issuance or the Charter Amendmentl the risk that any other condition to closing of the Transaction may not be satisfiedl the risk that the closing of the Transaction might be delayed or not occur at alll the anticipated timing of mailing proxy statements and information circulars regarding the Transactionl the risk that the either Coeur or New Gold may terminate the Arrangement Agreement and either Coeur or New Gold is required to pay a termination fee to the other partyl potential adverse reactions or changes to business or employee relationships of Coeur or New Gold, including those resulting from the announcement or completion of the Transactionl the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Coeur and New Goldl the effects of the business combination of Coeur and New Gold, including the combined company’s future financial condition, results of operations, strategy and plansl the ability of the combined company to realize anticipated synergies in the timeframe expected or at alll changes in capital markets and the ability of the combined company to finance operations in the manner expectedl the risk that Coeur or New Gold may not receive the required stock exchange and regulatory approvals of the Transactionl the expected listing of shares on the NYSE and TSX; the risk of any litigation relating to the proposed Transactionl the risk of changes in governmental regulations or enforcement practicesl the effects of commodity prices, life of mine estimatesl the timing and amount of estimated future productionl the risks of mining activitiesl and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the combined company’s operations, gold and silver market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Coeur’s Annual Report on Form 1 0-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and available from Coeur- s website at www.coeur.com under the “Investors” tab, and in other documents Coeur’s files with the SEC and in New Gold’s annual information form for the year ended December 31, 2024, which is on file with the SEC and on SEDAR+ and available from New Gold’s website at www.newgold.com under the “Investors” tab, and in other documents New Gold files with the SEC or on SEDAR+.

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COEUR MINING, INC. M&A CALL - PRELIMINARY COPY NOV 03, 2025

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Coeur s nor New Gold assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

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